FIRST AMENDMENT TO
                               TRUST INDENTURE OF
                        THE STANLEY H. DURWOOD FOUNDATION

     This Agreement is entered into this 2nd day of March, 2000, by RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR., as Trustees of THE STANLEY H. DURWOOD FOUNDATION under Trust Indenture dated April 27, 1999, (hereinafter "Trustees") and THE GREATER KANSAS CITY COMMUNITY FOUNDATION, a Missouri not-for-profit corporation, as sole Beneficiary of THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Beneficiary").

     WHEREAS, Stanley H. Durwood, as Grantor, established THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Durwood Foundation") under Trust Indenture dated April 27, 1999, and named himself, RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR. as Trustees,

     WHEREAS, Stanley H. Durwood died on July 14, 1999, leaving RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR. as the sole surviving and currently acting Trustees of the Durwood Foundation,

     WHEREAS, the sole beneficiary of Durwood Foundation is the Beneficiary, THE GREATER KANSAS CITY COMMUNITY FOUNDATION,

     WHEREAS, the Grantor's intent was to qualify the Durwood Foundation as a charitable supporting organization within the meaning of Section 509(a)(3) of the Internal Revenue Code of 1986, as amended,

     WHEREAS, Paragraph 9(b) of the Durwood Foundation Trust Indenture authorizes the Trustees to amend the Trust Indenture in order to qualify the Durwood Foundation as an organization described in Section 509(a)(3) of the Internal Revenue Code of 1986, as amended, and the Trustees desire to qualify the Durwood Foundation as a "Type I" supporting organization, by vesting control of the Durwood Foundation in the Beneficiary, The Greater Kansas City Community Foundation,

     WHEREAS,   Paragraph  5(a)  of  the  Durwood   Foundation  Trust  Indenture
authorizes the Trustees to delegate to the Beneficiary the power to appoint Trustees and the Trustees wish to exercise said power,

     WHEREAS, the Trustees wish to amend the Trust Indenture to vest control of the Durwood Foundation in the Beneficiary, The Greater Kansas City Community Foundation, by delegating irrevocably the power to appoint a majority of the Trustees of the Durwood Foundation and to make other changes in the Trust Indenture consistent with the delegation of said power, and

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     WHEREAS,  the Beneficiary is willing to accept  delegation of the power and to exercise said power to appoint a majority of the Trustees according to the terms of this Agreement.

     NOW,  THEREFORE,   in  consideration  of  the  premises  the  Trustees  and
Beneficiary hereby agree as follows:

                                     ITEM 1

     The Trustees hereby amend Paragraph 3 to delete in their entirety subparagraphs (e), (f) and (g) and to modify and amend subparagraph (a) to read in its entirety as follows:

     3.   PURPOSES OF THE FOUNDATION.

     (a) This Trust is and at all times shall be an organization which is controlled by and operated exclusively for the benefit of the
          Beneficiary or a substituted charitable organization (as defined below) within the meaning of Section 509(a)(3) of the Internal Revenue Code of 1986, as amended. The Grantor intends and hereby directs the Trustees to use the net income of the Trust and so much of the principal of the Trust as they deem appropriate to establish, support and fund specific programs operated, funded or sponsored by the Beneficiary or such substituted charitable organization as more fully descried below. The Trustees shall fund and support any one or more of the programs, activities or services funded or sponsored by (i) the Beneficiary to aid or support public charities served by said Beneficiary, or (ii) such substituted charitable organization. The Trustees shall be free to select such programs, activities or services from time to time as the Trustees deem appropriate, without limitation, and to recommend to the Beneficiary or substituted charitable organization any program, activity or service to aid or support such public charity or charities they deem worthy of support or funding by them. The Trustees may establish donor-advised funds at and under the control of the Beneficiary or substituted charitable organization and may retain and exercise advisory privileges or may delegate advisory privileges to identified representatives of the public charity or charities who are the beneficiaries of said donor-advised funds. If the Beneficiary (or any other charitable organization which is a beneficiary of this Trust) becomes a disqualified charitable organization, the Trustees may substitute one or more charitable organizations (collectively, the "substituted charitable organization") for any such disqualified charitable organization as a beneficiary of the Trust as the Trustees determine in their sole and absolute discretion, provided, however, the activities of any such substituted charitable organization must further the charitable or other qualified purposes of the Trust.

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



                                     ITEM II

     Paragraph 5 shall be amended to read in its entirety as follows:

     5. RULES GOVERNING TRUSTEES. The following rules shall govern the number, selection, compensation, liability and succession of Trustees:

     (a) CONTROL VESTED IN BENEFICIARY. This Trust shall at all times be controlled by the Beneficiary or substituted charitable organization as defined in Paragraph 3(a) (hereinafter in this paragraph referred to as the "Beneficiary") within the meaning of Section 509(a)(3)(B) of the Internal Revenue Code of 1986, as amended.

     (b) NUMBER AND APPOINTMENT OF TRUSTEES. The Beneficiary shall have the sole and exclusive power to appoint a majority of the Trustees. A minimum of two (2) Trustees shall be appointed. The number of Trustees may be increased or decreased (but not below two (2)) by the Beneficiary with the consent of the Trustees who are then serving. The Trustees may appoint additional or successor Trustees not required as a part of the majority of the Trustees appointed by the Beneficiary.

     (c) QUALIFICATIONS AND NOMINATION OF TRUSTEES. The Beneficiary or Trustees, as the case may be, may appoint any qualified individual or any corporate fiduciary as Trustee or as successor Trustee, or a combination of individuals and a corporate fiduciary as Co-Trustees or successor Co-Trustees. This trust shall at all times meet the definition of an organization described in Section 509(a)(3) of the Internal Revenue Code of 1986, as amended, and shall not be controlled, directly or indirectly, by disqualified persons within the meaning of Section 509(a)(3)(C). Therefore, the Beneficiary or Trustees, as the case may be, shall appoint Trustees who meet the requirements of said statute in order to assure compliance with applicable law. The Trustees may nominate one or more individuals as candidates for the office of any Trustee who is required to be appointed by the Beneficiary. The Beneficiary shall give due consideration to such nominees in its selection of Trustees, but shall not be required to appoint a Trustee or successor Trustee from such nominees.

     (d) TERM OF OFFICE OF TRUSTEES. The Beneficiary shall establish the term of office for a Trustee at the time of appointment of the Trustee, whether such appointment is made by the Beneficiary or by the Trustees. The term of office of a Trustee shall not be less than three
          (3) years and may be for such period as the Beneficiary deems appropriate. Different Trustees may be appointed for different terms of office and may be reappointed to succeed

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

          themselves. A Trustee shall serve until the expiration of the Trustee's term of office or until his or her resignation, removal or disability, and until his or her successors have been duly appointed and qualified.

     (e) RESIGNATION AND REMOVAL OF TRUSTEES. Any Trustee may resign at any time by giving at least sixty (60) days written notice of such resignation to the other Trustee or Trustees and the Beneficiary. An individual Trustee may be removed from office by the Beneficiary acting alone and without the consent of the Trustees, but may be removed only for reasonable cause based on a determination of (i) mental or physical incapacity which in the opinion of two medical doctors prevents the Trustee from performing his or her fiduciary duty and responsibilities as Trustee, or (ii) gross negligence or intentional disregard of fiduciary duty in the performance of his or her responsibilities as Trustee. A corporate trustee may be removed by the Beneficiary with or without cause and without the consent of the Trustees by giving 30 days notice in writing.

     (f) PROCEDURE FOR APPOINTMENT OF TRUSTEES. Any successor or additional Trustee shall be appointed by the Beneficiary or Trustees, as the case may be, and designated by an instrument in writing. Copies of the appointment shall be delivered by the Beneficiary to any former Trustee and all other Trustees if the Beneficiary is making the appointment, or by the Trustees to the Beneficiary if the Trustees are making the appointment. Any successor or additional Trustee duly appointed by the Beneficiary or Trustees, as the case may be, shall qualify as Trustee by executing an instrument in writing wherein such successor or additional Trustee shall agree to accept the Trust and to be bound by all of the terms and provisions of this Trust Agreement. The successor or additional Trustee shall have all rights, powers, privileges, liabilities, duties and immunities of the other Trustees of the Trust, but shall not be obligated to inquire into prior acts of the Trustees, nor be liable for acts or omissions of the Trustees prior to acceptance of appointment.

     (g) COMPENSATION OF TRUSTEES. Any individual Trustee shall be entitled to reasonable compensation for services rendered in the administration of this Trust. Any corporate fiduciary appointed either as Trustee or as successor Trustee shall receive as compensation for its services in the administration of this Trust such fees as are stipulated in its regular adopted schedules of compensation as published from time to time, unless other compensation is agreed upon. Such reasonable and necessary expenses shall be a charge upon the Trust Estate and shall be paid out of the Trust Estate.

     (h)  ACCOUNTINGS.

          (i) The Trustees shall render accounts of their transactions to the Beneficiary at least annually. The Beneficiary may approve such accounts by an instrument in writing delivered to the Trustees. If no written exception or objection is filed by the Beneficiary with the Trustees within sixty (60) days after any such account is so rendered, it shall be deemed to have been approved; and in such case or upon the written approval of the Beneficiary of any such account, the Trustees shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction.

          (ii) Upon the acceptance of appointment by a successor Trustee or Co-Trustees, the former Trustee or Trustees shall prepare and deliver a final accounting of the administration of the Trust Estate to the Beneficiary and successor Trustees for the period of time elapsed since the preceding accounting and shall deliver and transfer the Trust Estate to such successor Trustees. Upon approval by such successor Trustees and by the Beneficiary, or upon the failure of the successor Trustees and the Beneficiary to object to such final accounting within sixty (60) days after it is delivered, the former Trustee or Trustees shall thereupon be finally released and discharged, all as provided herein with respect to annual accountings.

     (i) RELIANCE OF TRUSTEES ON WRITTEN STATEMENTS. The Trustees shall be fully protected in acting upon any instrument, certificate or paper believed by them to be genuine and to be signed or presented by the proper person or persons, and the Trustees shall be under no duty to make any investigation or inquiry as to any statement contained in such writing but may accept the same as conclusive evidence of the accuracy of the statements therein contained.

     (j) Custody of Assets by Corporate Trustee. If a corporate fiduciary is appointed as Trustee, it shall have sole custody of all assts of the Trust Estate.

                                    ITEM III

     Paragraph 9(b), pertaining to amendment of the Trust Indenture, shall be amended to read in its entirety as follows:

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
     9.   Amendment of Trust Indenture.

     (b) This Agreement may be amended or modified by the unanimous agreement of the Trustees, with the written consent of the Beneficiary, whenever and as often and in such respects, but only to such extent as the Trustees deem necessary or advisable in the administration of the Trust, (i) to enable the Trust to qualify at all times during its existence as an organization described in Section 509(a)(3) of the Internal Revenue Code and the regulations thereunder and as one which is tax exempt and to which donations can be made which are deductible from taxable income to the extent allowed by the provisions of the Internal Revenue Code of the United States and other laws and regulations in force and applicable from time to time; or (ii) so long as such amendment or modification will not result in preventing the trust from continuing to so qualify, to clarify any of the provisions contained herein or to remove any doubts as to the proper construction of this Trust Agreement. Any such amendment or modification shall be by instrument in writing, executed and acknowledged by the Trustees and the Beneficiary. Notwithstanding anything to the contrary in this paragraph, no amendment shall abrogate the absolute and unconditional right and power of the Beneficiary to appoint a majority of the Trustees.

                                     ITEM IV

     THE GREATER KANSAS CITY COMMUNITY FOUNDATION, the Beneficiary, hereby accepts the irrevocable delegation by the current Trustees of the Durwood Foundation of the power to appoint a majority of the Trustees of said Durwood
Foundation according to the terms of this Agreement, and hereby further agrees to accept and perform all of the duties and responsibilities applicable to it under the terms of this Agreement and the Trust Indenture.

                                     ITEM V

     RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR. are hereby designated and appointed by the Beneficiary as Trustees of THE STANLEY H. DURWOOD FOUNDATION, and they hereby accept such appointment. Each of them shall serve until his resignation, removal, or disability, and until his successor has been duly appointed and qualified, at which time their respective terms of office shall expire under the terms of the Trust Indenture as amended by this Agreement.

                                    ITEM VI

     The Trustees and Beneficiary hereby ratify and confirm all other provisions of the Trust Indenture except as they may be modified by this Amendment.


     IN WITNESS WHEREOF, the Trustees and Beneficiary hereby enter into this Agreement the day and year first above written.



                                          /s/ Raymond F. Beagle, Jr.
                                          Raymond F. Beagle, Jr., Trustee


                                          /s/ Charles J. Egan, Jr.
                                          Charles J. Egan, Jr., Trustee

                                          The Greater Kansas City Community
                                          Foundation

                                          By: /s/ Janice C. Kreamer
                                              Janice C. Kreamer, President

ATTEST:


/s/ Danly K. Sheldon
Secretary




STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 2 day of March, 2000, at my office in said County and State, before me, the undersigned, a notary public, personally appeared RAYMOND F. BEAGLE, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.



                                                     /s/ Deana L. Vick
                                                     Notary Public

My Commission Expires:
April 14, 2003







STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 3 day of March, 2000, at my office in said County and State, before me, the undersigned, a notary public, personally appeared CHARLES J. EGAN, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.



                                                     /s/ Deana L. Vick
                                                     Notary Public

My Commission Expires:
April 14, 2003



STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 9 day of March, 2000, before me, the undersigned, a Notary Public within and for said County and State, personally appeared JANICE C. KREAMER, to me personally known, who being by me duly sworn, did say that she is the President of THE GREATER KANSAS CITY COMMUNITY FOUNDATION, a Missouri not-for-profit corporation, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and

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
sealed on behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.




                                                     /s/ Melissa A. Gingell
                                                     Notary Public

My Commission Expires:
December 29, 2002




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